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                                                                    EXHIBIT 28.1

                       SEVENTH AMENDMENT TO FIRST AMENDED
                  AND RESTATED REVOLVING CREDIT LOAN AGREEMENT

     THIS SEVENTH AMENDMENT TO FIRST AMENDED AND RESTATED REVOLVING CREDIT LOAN AGREEMENT (the "AMENDMENT"), dated as of June 14, 20001, is between the Borrower (as defined below) and COMERICA BANK-TEXAS, a Texas banking association ("LENDER").

                                   RECITALS:

     Borrower and Lender have entered into that certain First Amended and Restated Revolving Credit Loan Agreement dated as of August 19, 1993 (such agreement as previously amended and/or extended and as may be hereafter amended or otherwise modified from time to time, the "AGREEMENT").

     Borrower and Lender desire to amend the Agreement as herein provided.

     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     Section 1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby. As used herein and in the Agreement, effective as of the date hereof, the term "BORROWER" shall mean, collectively, Bestway, Inc., a Delaware corporation, Bestway Rental, Inc., a Tennessee corporation, K.C. Resource Service Corporation, a Missouri corporation, and U.S. Credit-Service Corporation, a Missouri corporation, each of which are jointly and severally liable under all documents executed by them for the benefit of Lender.

                                   ARTICLE II

                                   Amendments

     Section 1 Amendment to Section 1.1. The following language is added as a new sentence to the definition of "Borrowing Base" to become the last sentence therein:

          Commencing on May 31, 2001 and continuing through September 30, 2001, the number "four and three fourths (4.75)" in part "(i)" of the preceding formula shall change to "four and one quarter (4.25)." Commencing on October 1, 2001, and continuing at all times thereafter, the number in part "(i)" of such preceding formula shall change to "four (4.00)".


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     Section 2 Amendment to Section 6.7. Effective as of the date hereof,
Section 6.7 is amended by restating such section in its entirety to read as follows:

          6.7 Maintain Effective Tangible Net Worth. Attain, as of each of the following respective periods an Effective Tangible Net Worth of not less than the following respective amounts:

                         Period                           Required Minimum TNW
                         ------                           --------------------
      From April 30, 2001 through July 31, 2001                $ 9,700,000
      From August 31, 2001 through October 31, 2001            $10,000,000
      From November 30, 2001 through January 31, 2001          $10,400,000
      As of and at all times after February 28, 2002           $10,600,000

                                  ARTICLE III

                              Conditions Precedent

     The effectiveness of this Amendment is subject to the condition that Lender shall have received as of the date hereof, in form and substance satisfactory to Lender, resolutions of the Board of Directors of the Borrower certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by the Borrower of this Amendment.

                                   ARTICLE IV

                       Ratifications and Other Agreements

     Section 1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, the Note, and all other loan and collateral documents executed in connection with the Agreement are hereby ratified and confirmed and shall continue in full force and effect. Borrower and Lender agree that the Agreement as amended hereby and all other documents executed in connection with the Agreement or this Amendment to which Borrower is a party shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

     Section 2 Representations and Warranties. Borrower hereby represents and warrants to Lender that (a) the execution, delivery and performance of this Amendment and any and all other documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of Borrower and will not violate the articles of incorporation or bylaws of Borrower or any agreement to which Borrower or any of its properties is bound, (b) the representations and warranties contained in the Agreement, as amended hereby, and any other documents executed in connection therewith or herewith are true and correct on and as of the date hereof as though made on and as of the date hereof, (c) no Event of Default has occurred and is continuing and no event or condition has occurred that with the giving of notice or lapse of time or both would be an Event of Default, and (d) Borrower is in


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full compliance with all covenants and agreements contained in the Agreement as amended hereby. Since the date of the Agreement, there have been no amendments to any of the respective articles of incorporation or bylaws of the entities which collectively comprise the Borrower.

                                   ARTICLE V

                                 Miscellaneous

     Section 1 Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other document executed in connection herewith shall survive the execution and delivery of this Amendment, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

     Section 2 Reference to Agreement. The Agreement, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such documents to the Agreement shall mean a reference to the Agreement as amended hereby.

     Section 3 Expenses of Lender. As provided in the Agreement, Borrower agrees to pay on demand all reasonable costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Amendment and any other documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including without limitation the costs and reasonable fees of Lender's legal counsel, and all costs and expenses incurred by Lender in connection with the enforcement or preservation of any rights under the Agreement, as amended hereby, or any other document executed in connection therewith, including without limitation the costs and reasonable fees of Lender's legal counsel.

     Section 4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5 Applicable Law. This Amendment and all other documents executed pursuant hereto shall be deemed to have been made and to be performable in Dallas, Dallas County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas.

     Section 6 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Lender, Borrower, and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

     Section 7 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.


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     Section 8 Effect of Waiver. No consent or waiver, express or implied, by
Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or any obligated party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

     Section 9 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 10 Non-Application of Chapter 346 of Texas Finance Code. The provisions of Chapter 346 of the Texas Finance Code, as amended are specifically declared by the parties not to be applicable to this Amendment or any of the other loan and collateral documents executed in connection with the Agreement or the transactions contemplated hereby.

     Section 11 ENTIRE AGREEMENT. THE AGREEMENT, THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE AGREEMENT OR THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.


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RESTATED REVOLVING CREDIT LOAN AGREEMENT - Page 4

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Executed as of the date first written above.

                                        BORROWER:

                                        BESTWAY, INC.


                                        By:
                                            ------------------------------------
                                            Beth A. Durrett
                                            Senior Vice President - Finance



                                        BESTWAY RENTAL, INC.


                                        By:
                                            ------------------------------------
                                            Beth A. Durrett
                                            Senior Vice President - Finance



                                        K. C. RESOURCE SERVICE CORPORATION


                                        By:
                                            ------------------------------------
                                            Beth A. Durrett
                                            Senior Vice President - Finance



                                        U.S. CREDIT-SERVICE CORPORATION


                                        By:
                                            ------------------------------------
                                            Beth A. Durrett
                                            Senior Vice President - Finance



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                                    LENDER:

                                    COMERICA BANK-TEXAS



                                    By:
                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

The undersigned hereby (i) consents and agrees to this Amendment and (ii) confirms and agrees that any subordination agreement previously executed respectively by the undersigned for the benefit of Lender is in full force and effect and is the legal, valid and binding obligation of the undersigned and is, enforceable in accordance with its terms.

                                    SUBORDINATING PARTY:

                                    O'DONNELL & MASUR, L.P.



                                    By: O'Donnell & Masur, a general partnership

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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